                    As filed with the Securities and Exchange
                         Commission on April 24, 2000.

                                              Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933



                            CAPITOL FEDERAL FINANCIAL
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          United States                                  48-1212142
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                     700 Kansas Avenue, Topeka, Kansas 66603
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                            CAPITOL FEDERAL FINANCIAL
                      2000 STOCK OPTION AND INCENTIVE PLAN
                                       AND
                       2000 RECOGNITION AND RETENTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                            Martin L. Meyrowitz, P.C.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                             7th Floor - East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (202) 414-6100
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed maximum      Proposed maximum
                                                Amount to be      offering price           aggregate         Amount of
    Title of securities to be registered         registered         per share           offering price   registration fee
----------------------------------------------------------------------------------------------------------------------------

Common Stock,  $0.01 par value per share     5,293,005 shares       $9.251(1)          $48,965,589(1)      $12,926.22(1)

============================================================================================================================

(1) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. The shares being registered hereby are being registered based upon the average of the high and low prices per share of the common stock on The Nasdaq National Market of $9.251 per share on April 14, 2000.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Form S-8 will be sent or given to participants in Capitol Federal Financial's 2000 Stock Option and Incentive Plan and 2000 Recognition and Retention Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended.

     Such documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II of this registration statement), prospectuses that meet the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents previously or concurrently filed by Capitol Federal Financial (the "Company" or the "Registrant") with the SEC are hereby incorporated by reference in this registration statement and the prospectuses to which this registration statement relates:

1. The annual report on Form 10-K of the Company for the fiscal year ended September 30, 1999 (File No. 000-25391).

2. The quarterly report on Form 10-Q of the Company for the quarterly period ended December 31, 1999.

3. The description of the Company common stock contained in the Company's Registration Statement on Form 8-A filed February 12, 1999 (and any amendments or reports filed for the purpose of updating the description)(File No. 000-25391).

     All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and the prospectuses to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectuses to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectuses.

     The Company shall furnish without charge to each person to whom the prospectuses are delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Stockholder Relations, Capitol Federal Financial, 700 Kansas Avenue, Topeka, Kansas 66603; telephone number (785) 270-6055.

     All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

Federal Regulations define areas for indemnity coverage by the Company as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Company shall be indemnified by the Company, as the case may be, for:

          (i) Any amount for which such person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

     (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

          (i)  The   Company   shall  make  the   indemnification   provided  by
          subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

          (ii) The Company shall make the indemnification provided by subparagraph (a) in case of (1) settlement of such action, (2) final judgment against such director or officer or (3) final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Company determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Company or its members.

     (c) As used in this Item 14:

          (i)  "action"  means any  judicial or  administrative  proceeding,  or
          threatened   proceeding,   whether  civil,   criminal,  or  otherwise,
          including any appeal or other proceeding for review;

          (ii) "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

          (iii) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

     The Company has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Company while serving in their capacities as such.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See the Exhibits Index to this Registration Statement.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and
               (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of Topeka, State of Kansas on April 24, 2000.


                          CAPITOL FEDERAL FINANCIAL


                          By:  /s/ JOHN C. DICUS
                               --------------------------------------------
                               JOHN C. DICUS
                               Chairman and Chief Executive Officer
                               (Duly Authorized Representative)


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby makes, constitutes and appoints John C. Dicus his true and lawful attorney, with full power to sign for each person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Name                         Title                       Date
------------------------   ------------------------------     -----------------

/s/ JOHN C. DICUS                                             April 24, 2000
-------------------------  Chairman and                       -----------------
JOHN C. DICUS              Chief Executive Officer
                           (Principal Executive Officer)

/s/ JOHN B. DICUS                                             April 24, 2000
-------------------------  President, Chief Operating         -----------------
JOHN B. DICUS              Officer and Director


/s/ NEIL F.M. MCKAY                                           April 24, 2000
-------------------------  Executive Vice President           -----------------
NEIL F.M. MCKAY            and Chief Financial Officer
                           (Principal Financial Officer)

          Name                         Title                       Date
------------------------   ------------------------------     -----------------

/s/ KENT G. TOWNSEND                                          April 24, 2000
-------------------------  First Vice President               -----------------
KENT G. TOWNSEND            and Controller
                           (Principal Accounting Officer)

/s/ B.B. ANDERSEN                                             April 24, 2000
-------------------------  Director                           -----------------
B.B. ANDERSEN

/s/ ROBERT B. MAUPIN                                          April 24, 2000
-------------------------  Director                           -----------------
ROBERT B. MAUPIN

/s/ FREDERICK P. REYNOLDS                                     April 24, 2000
-------------------------  Director                           -----------------
FREDERICK P. REYNOLDS

/s/ CARL W. QUARNSTROM                                        April 24, 2000
-------------------------  Director                           -----------------
CARL W. QUARNSTROM

/s/ MARILYN S. WARD                                           April 24, 2000
------------------------   Director                           -----------------
MARILYN S. WARD

                                 EXHIBITS INDEX


          Exhibit
           Number                                             Description of Exhibits
-------------------------------------------------------------------------------------------------------

            4.1              Federal MHC Subsidiary  Holding Company Charter for Capitol Federal
                             Financial, filed on December 4, 1998 as Exhibit 3.1 to Registrant's
                             Registration Statement on Form S-1 (File No. 333-68363), is incorporated herein by reference.

            4.2              Bylaws of Capitol Federal Financial, filed on December 4, 1998 as
                             Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (File No.
                             333-68363), is incorporated herein by reference.

            4.3              Form of Certificate of Common Stock, filed on December 4, 1998 as
                             Exhibit 4 to Registrant's Registration Statement on Form S-1 (File No.
                             333-68363), is incorporated herein by reference.

             5               Opinion of Silver, Freedman & Taff, L.L.P.

            23.1             Consent of Deloitte & Touche L.L.P.

            23.2             Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5).

             24              Power of Attorney (included in signature pages).

            99.1             Registrant's  2000 Stock Option and Incentive Plan filed on March 16,
                             2000 as Appendix A to Registrant's  Proxy Statement on Schedule 14A
                             (File No. 000-25391), is incorporated herein by reference.

            99.2             Registrant's 2000 Recognition and Retention Plan filed on March 16,
                             2000 as Appendix B to Registrant's Proxy Statement on Schedule 14A
                             (File No. 000-25391), is incorporated herein by reference.



                                      II-7